EXHIBIT 10.8

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of July 14, 2009 (the “Signing Date”), is by and among State Bank and Trust Company, a banking corporation organized under the laws of the State of Georgia, (the “Bank”), and each of the investors identified on the signature pages hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS:

A.                                   The Bank and each Purchaser (severally and not jointly) is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the 1933 Act (“Regulation D”).

B.                                     Each Purchaser, severally and not jointly, wishes to purchase and the Bank wishes to sell, upon the terms and conditions stated in this Agreement, shares of common stock, par value $5.00 per share, of the Bank (the “Common Stock”), in the aggregate number indicated below such Purchaser’s name on the signature page of this Agreement (which aggregate amount for all Purchasers together shall be 28,455,000 shares of Common Stock and shall collectively be referred to herein as the “Common Shares”).

C.                                     The Bank has engaged FBR Capital Markets & Co. as its placement agent (the “Placement Agent”) for the offering of the Common Shares on a “best efforts” basis.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Bank and each Purchaser, severally and not jointly, hereby agree as follows:

1.                                       PURCHASE AND SALE OF COMMON SHARES

(a)                                  Purchase of Common Shares.

On the terms set forth in this Agreement and subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Bank shall issue and sell to each Purchaser, and each Purchaser severally, but not jointly, shall purchase from the Bank on the Closing Date (as defined below), the number of Common Shares as indicated below such Purchaser’s name on the signature page of this Agreement at the closing (the “Closing”).  The Bank, at any time, in its sole discretion, will determine whether or not the subscription for the number of Common Shares as indicated below each Purchaser’s name on the signature pages of this Agreement will be accepted or rejected, in whole or in part, which may occur after the Signing Date.  If a subscription is rejected in part, then the subscription for the number of Common Shares as indicated below such Purchaser’s name on the signature page of this Agreement automatically will be deemed to be modified and amended to reflect the actual number of Common Shares to be received by such Purchaser; provided, however, that such

Purchaser’s subscription may not be rejected in part after the Signing Date without such Purchaser’s prior consent.  With respect to each subscription that is rejected, in whole or in part, the Bank will direct the Escrow Agent (as defined below) to as promptly as practicable issue a Federal Funds wire transfer in the amount of the rejected investment (if rejected only in part, then the amount rejected in part only), without interest, directly to such Purchaser in accordance with the Escrow Agreement (as defined below) without liability of any party to any other party.

(i)                                     Closing.  The date of the Closing (the “Closing Date”) shall be the day the Bank receives notice of the acceptance of its bid from the Federal Deposit Insurance Corporation (“FDIC”) (or the next business day thereafter if necessary to complete the Closing process) at the offices of Nelson Mullins Riley & Scarborough LLP, Atlantic Station, 201 17th Street, Suite 1700, Atlanta, Georgia 30363, or at such other location as mutually agreed upon by the parties hereto.

(ii)                                  Purchase Price.  The purchase price is $10.00 per share, and the aggregate purchase price for the Common Shares to be purchased by each such Purchaser at the Closing (the “Purchase Price”) shall be the amount indicated below such Purchaser’s name on the signature page of this Agreement.

(b)                                 Form of Payment.  Prior to the Closing Date, each Purchaser shall have either delivered the Purchase Price to the Placement Agent (i) by means of a check payable to “Bank of New York Mellon, as Escrow Agent for State Bank and Trust Company” or (ii) by wire transfer to the following account at Bank of New York Mellon (the “Escrow Agent”):  Bank of New York Mellon, ABA No. ***-***-***, Credit: State Bank and Trust Company, Account No. *****.  On the Closing Date: (x) the Escrow Agent shall wire to the Bank the Purchase Price for each Purchaser in accordance with the terms of the Escrow Agreement, dated July 6, 2009, among the Escrow Agent, the Placement Agent and the Bank (the “Escrow Agreement”); (y) the Bank shall deliver to the Escrow Agent, as agent for the Bank, the Common Shares with written instructions to deliver the Common Shares to the Purchasers as set forth therein; and (z) the Escrow Agent shall deliver to each Purchaser the amount of Common Shares that such Purchaser is purchasing hereunder, registered in the name of such Purchaser or its designee.

(c)                                  Transaction Documents.  The term “Transaction Documents” includes this Agreement (including the Appendices attached hereto) and the Escrow Agreement, but does not include the P&A Agreement (as defined in Section 2(e)(iii)), the complete bid proposal submitted by the Bank to the FDIC to acquire the assets and liabilities of the Target Banks (as defined in Section 2(e)(iii)), or any other documents or agreements entered into in connection with the Proposed Acquisition (as defined in Section 2(e)(iii)).  Certain information related to the Proposed Acquisition, including a summary of the bid by the Bank to acquire the Target Banks, is set forth in an Offering Summary (as defined in Section 2(e)(iii)), and such information shall be updated by the Bank, and provided to the Purchasers, upon any material change thereto.

2.                                       PURCHASER’S REPRESENTATIONS AND WARRANTIES.

Each Purchaser represents and warrants as of the date hereof and as of the Closing Date (except for the representations and warranties that are as of a specific date, which shall be made as of such date) to the Bank that:

(a)                                  No Public Sale or Distribution.  Such Purchaser understands that the Common Shares have not been registered under the 1933 Act or any applicable state securities law and is acquiring the Common Shares as principal for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Common Shares for any minimum or other specific term and reserves the right to sell or dispose of the Common Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and pursuant to the applicable terms of the Transaction Documents.  Such Purchaser is acquiring the Common Shares hereunder in the ordinary course of its business.  Such Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined in Section 3(u)) to distribute any of the Common Shares.

(b)                                 Purchaser Status.  Such Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D and has provided the information in the Accredited Investor Questionnaire attached hereto as Appendix II.  Such Purchaser is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) or an unregistered broker-dealer engaged in the business of being a broker-dealer.

(c)                                  General Solicitation.  Such Purchaser is not purchasing the Common Shares as a result of any advertisement, article, notice or other communication regarding the Common Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(d)                                 Reliance on Exemptions.  Such Purchaser understands that the Common Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Bank is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Common Shares.

(e)                                  Review of Information and Consultation with Advisors.  Such Purchaser has, either alone or through its representatives:

(i)                                     consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent it has deemed necessary;

(ii)                                  had a reasonable opportunity to ask such questions as it has deemed necessary of, and to receive answers from, officers and representatives of the Bank concerning the Bank and its financial condition and results of operations, the terms and conditions of the offering of the Common Shares, and any additional relevant information that the Bank possesses, and any such questions have been answered to its satisfaction;

(iii)                               had the opportunity to review and evaluate the following in connection with its investment decision in the Common Shares: (A) all publicly available records and filings concerning the Bank, as well as all other documents, records, filings, reports, agreements and other materials provided by the Bank regarding its business, operations and financial condition sufficient to enable it to evaluate its investment; (B) the offering overview, investor presentations (as supplemented), and term sheet (collectively, the “Offering Summary”) that summarizes this offering, the proposed transaction by the Bank to use the proceeds of this offering to acquire the assets and liabilities of Security Bank of North Metro, Security Bank of Gwinnett County, Security Bank of North Fulton, Security Bank of Houston County, Security Bank of Jones County, and Security Bank of Bibb County, which institutions are in receivership (each, a “Target Bank,” and collectively, the “Target Banks”), through the FDIC bid process for failed institutions (the “Proposed Acquisition”), and the Bank’s proposed and final bid information to acquire the Target Banks; (C) the publicly available records and filings concerning the Target Banks; and (D) the FDIC’s form of purchase and assumption agreement to be entered into by the Bank and the FDIC with respect to the Proposed Acquisition of the Target Banks (the “P&A Agreement”);

(iv)                              electronically agreed to the FDIC confidentiality agreement for each Target Bank contained in the electronic data room maintained by the FDIC for such Target Bank, and had the opportunity to review and evaluate all documents, records, filings, reports, agreements and other materials regarding the Target Banks’ business, operations and financial condition, including the assets and liabilities, that were provided by the FDIC and were made available in an electronic data room maintained by the FDIC for each Target Bank;

(v)                                 had the opportunity to review, evaluate and meet with the proposed management team that will operate and manage the Bank after the completion of the Proposed Acquisition and the Closing, including review of any subscription agreements, purchase agreements, warrant agreements, lock-up agreements and employment agreements between the Bank and the proposed management team, all of which have been provided to such Purchaser and constitute all of the agreements, arrangements or understandings between the Bank and the proposed new management team as of the Closing Date; and

(vi)                              made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and not upon any view expressed by any Person.  Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser’s right to rely on the Bank’s representations and warranties contained herein.  Such Purchaser understands that its investment in the Common Shares involves a high degree of risk and is able to afford a complete loss of such investment.

(f)                                    No Reliance.  Purchaser acknowledges that the information in the Offering Summary is as of the date thereof and may not contain all of the terms and conditions of the offering and the Proposed Acquisition, and understands and acknowledges that it is Purchaser’s responsibility to: (i) conduct its own independent investigation and evaluation of the Bank, the

Target Banks and the Proposed Acquisition, including, without limitation, (A) the information provided by the FDIC that was set forth in the electronic data room regarding the Target Banks and (B) the business prospects and future operations of the Bank after completion of the Proposed Acquisition; and (ii) review and evaluate the management team proposed to operate and manage the Bank upon completion of the Proposed Acquisition and after the Closing.  Such Purchaser is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person, including, without limitation, the Placement Agent, except for the statements, representations and warranties of the Bank made or contained in this Agreement.  Furthermore, such Purchaser acknowledges that: (1) the Placement Agent has not performed any due diligence review on behalf of the Purchaser; (2) the Purchaser has made, and has relied upon, its own independent examination in purchasing the Common Shares, including, without limitation, of the Bank, the Target Banks, the Proposed Acquisition and the proposed management team that will operate and manage the Bank after the completion of the Proposed Acquisition; (3) nothing in this Agreement or any other materials presented by or on behalf of the Bank to the Purchaser in connection with the purchase of the Common Shares constitutes legal, tax or investment advice and such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Common Shares; and (4) the Purchaser received or had access to all of the information the Purchaser deemed necessary in order to make its investment decision in the Common Shares.  Purchaser acknowledges and understands that there is no representation or warranty being made to Purchaser as to the suitability or sufficiency of the information provided by the FDIC regarding the Target Banks or the assets and liabilities of the Target Banks to be acquired in the Proposed Acquisition.  Such Person, including, without limitation, the Placement Agent, is a third-party beneficiary to this Section 2(f).

(g)                                 No Public Market; No Governmental Review; Common Shares Not Insured.  Such Purchaser understands that there is no established market for the Common Shares and that no public market for the Common Shares may develop.  Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.  Such Purchaser understands that the Common Shares are not deposits or other obligations of a depository institution and are not insured by the FDIC, including the FDIC’s Deposit Insurance Fund, or any other governmental agency.

(h)                                 Brokers and Finders.  No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Bank, or any Purchaser, for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

(i)                                     No Conflicts.  The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Purchaser, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations, assuming the correctness of the representations and warranties made by the Bank herein) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(j)                                     Investment Risk.  Such Purchaser understands that its investment in the Common Shares involves a high degree of risk and that no representation is being made as to the business or prospects of the Bank after completion of the Proposed Acquisition or the future value of the Common Shares.  Such Purchaser, either alone or together with its representatives, has the knowledge, sophistication and experience in financial and business matters as to fully understand and be capable of evaluating the merits and risks of an investment in the Common Shares and has the ability to bear the economic risks of an investment in the Common Shares and, at the present time, is able to afford a complete loss of such investment.

(k)                                  Residency.  Such Purchaser has, if an entity, its principal place of business or, if an individual, its primary residence in the jurisdiction indicated below such Purchaser’s name on the signature pages hereto.

(l)                                     Organization; Authorization.  Such Purchaser is an entity duly organized, validly existing and in good standing (to the extent such concept is applicable) under the laws of the jurisdiction in which it is organized and has the requisite organizational power and authority to carry on its business as now being conducted.  Such Purchaser has the requisite organizational power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated by the Transaction Documents to which it is a party.  The execution and delivery of the Transaction Documents by such Purchaser and performance by such Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser and no further consent or authorization in connection therewith is required by such Purchaser, its Board of Directors or its shareholders, or if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser.  This Agreement and the other Transaction Documents to which the Purchaser is a party have been (or upon delivery will have been) duly executed by such Purchaser, and when delivered by such Purchaser in accordance with terms hereof and thereof, will constitute the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

(m)                               Ownership of Common Stock and Non-Exercise of Controlling Influence.  After giving effect to the purchase of Common Shares hereunder and assuming full exercise of the put right described in Section 3(t) by the current shareholders of the Bank, such Purchaser, either acting alone or together with any other person or entity that may be affiliated with such Purchaser, or deemed to be acting in concert with such Purchaser pursuant to 12 C.F.R. Part 303, Subpart E, will not beneficially own in excess of 9.9% of the shares of Common Stock outstanding (or 4.9% in the event that a Purchaser is a bank, bank holding company or other “company” as defined by 12 C.F.R. § 225.2(d)) immediately after giving effect to the issuance of the Common Shares to all of the Purchasers hereunder.  Without limiting the foregoing, Purchaser represents and warrants that such Purchaser: (i) has no present intention of acquiring control of the Bank, as “control” is defined in 12 C.F.R. Part 303, Subpart E (“Control”); (ii) will not acquire Control in the future without the prior approval of the applicable Governmental Entities (as defined below); (iii) is not participating and has not participated with any other Purchaser in any joint activity or parallel action towards a common goal between or among such Purchasers of acquiring Control of the Bank; (iv) no other person holding Common Shares of the Bank or that presently proposes to acquire Common Shares of the Bank is (a) a member of Purchaser’s immediate family (if Purchaser is an individual), (b) under common Control with Purchaser, or (c) a controlling shareholder, partner, trustee, officer, or director of Purchaser or has policy-making functions with respect to Purchaser, unless, with regard to this clause 2(m)(iv), all such persons together with such Purchaser would beneficially own no more than 9.9% of the shares of Common Stock; and (v) will not, without first determining whether the prior approval of the applicable Government Entities is required and, if such approval is required, obtaining such approval, directly or indirectly seek to appoint any director or executive officer to the Bank or otherwise attempt to direct the management or policies of the Bank.

(n)                                 Review of Risk Factors.  Such Purchaser recognizes that the Bank is a recently organized institution and has limited financial or operating history, and that an investment in the Common Shares involves certain risks.  Such Purchaser has read and understands the Bank’s “Risk Factors” outlining certain, but not all, risks related to the Bank and an investment in the Bank, a copy of which is attached hereto as Exhibit A.

3.                                       REPRESENTATIONS AND WARRANTIES OF THE BANK.

The Bank hereby represents and warrants as of the date hereof and as of the Closing Date (except for the representations and warranties that are as of a specific date which shall be made as of that date) to each of the Purchasers that:

(a)                                  Organization and Qualification.

(i)                                     The Bank has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of Georgia, with the requisite corporate power and authority to carry on its business as now being conducted, and as will be conducted following the closing of the Proposed Acquisition, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts its business in a manner or to an extent that would require such qualification, other than such failures to be so qualified or in good standing as, individually or in the aggregate, would not reasonably be expected to have a Bank Material Adverse Effect.  The Bank is an insured depository institution pursuant to the provisions of the Federal Deposit Insurance Act, as amended, and all premiums and assessments required to be paid in connection therewith have been paid when due.

(ii)                                  As used in this Agreement, “Bank Material Adverse Effect” means any material adverse effect on the business, results of operation, prospects or financial condition of the Bank or on the transactions contemplated by this Agreement, the other Transaction Documents and by the P&A Agreement or by the transactions, agreements and instruments to be entered into in connection herewith or therewith (including, without limitation, the Proposed Acquisition and the proposed new management team to manage and operate the Bank after the completion of the Proposed Acquisition), or on the authority or ability of the Bank to perform its obligations under the Transaction Documents or the P&A Agreement; provided, however, that Bank Material Adverse Effect shall not be deemed to include the effects of (A) changes after the Signing Date in general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries in which the Bank operates, (B) changes or proposed changes after the Signing Date in generally accepted accounting principles in the United States (“GAAP”) or regulatory accounting requirements, or authoritative interpretations thereof, (C) changes or proposed changes after the Signing Date in securities, banking and other laws of general applicability or related policies or interpretations of any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Bank (each a “Governmental Entity” and collectively, “Governmental Entities”) (in the case of each of these clauses (A), (B) and (C), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a disproportionate adverse effect on the Bank relative to comparable U.S. banking or financial services organizations), or (D) changes in the market price or trading volume of the Common Stock or any other equity, equity-related or debt securities of the Bank (it being understood and agreed that the exception set forth in this clause (D) does not apply to the underlying reason giving rise to or contributing to any such change).

(b)                                 Subsidiaries.  The Bank has no direct or indirect subsidiaries.  The Bank does not, directly or indirectly, own any joint venture or similar entity or capital stock or hold any equity or similar interests.

(c)                                  Authorization; Enforcement; Validity.  The Bank has the requisite corporate power and authority to enter into and perform its obligations under: (i) the Transaction Documents and to issue the Common Shares in accordance with the terms hereof and thereof and (ii) the P&A Agreement and the transactions contemplated thereby.  The execution and delivery of the Transaction Documents and the P&A Agreement by the Bank and the consummation by the Bank of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Common Shares, have been duly authorized by the Bank’s Board of Directors and no further consent or authorization in connection therewith is required by the Bank, its Board of Directors or its shareholders.  This Agreement, the other Transaction Documents and the P&A Agreement to which the Bank is a party have been duly executed and delivered by the Bank, and constitute the legal, valid and binding obligations of the Bank, enforceable against the Bank in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

(d)                                 Issuance of Common Shares.  The Common Shares are duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, shall be validly issued and free from all preemptive or similar rights, taxes, liens and charges with respect to the issuance thereof, and the Common Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Common Stock.  The offer and issuance by the Bank of the Common Shares is exempt from registration under the 1933 Act.

(e)                                  Adequate Capitalization.  As of June 30, 2009, the Bank meets or exceeds the standards necessary to be considered “adequately capitalized” under the FDIC’s regulatory framework for prompt corrective action and is in compliance with all regulatory capital requirements of the State of Georgia.

(f)                                    No Conflicts.  The execution, delivery and performance of the Transaction Documents to which it is a party and the P&A Agreement by the Bank and the consummation by the Bank of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) will not (i) result in a violation of the Articles of Incorporation (the “Articles of Incorporation”), the Bylaws (“Bylaws”) or the capital stock of the Bank or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Bank is a party, except, in each case in this clause (ii), for such conflicts, defaults or events of default which would not, individually or in the aggregate, reasonably be expected to have a Bank Material Adverse Effect or (iii) except as would not reasonably be expected to result in a Bank Material Adverse Effect, result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations, assuming the correctness of the representations and warranties made by the Purchasers herein) applicable to the Bank or by which any property or asset of the Bank is bound or affected.

(g)                                 Consents.  Except for any report or notice required under Regulation D or any applicable state securities laws, the Bank is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under the Transaction Documents to which it is a party and the P&A Agreement, in each case, in accordance with the terms hereof or thereof.  The Bank is unaware of any facts or circumstances that might prevent the Bank from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence required to be obtained or effected.

(h)                                 Acknowledgment Regarding Purchaser’s Purchase of Common Shares.  The Bank acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Purchaser is (i) an officer or director of the Bank, (ii) to the knowledge of the Bank, an “affiliate” of the Bank (as defined in Rule 144 of the 1933 Act) or (iii) to the knowledge of the Bank, a “beneficial owner” of more than 10% of the Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act).  The Bank further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Bank (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Common Shares.  The Bank further represents to each Purchaser that the Bank’s decision to enter into the Transaction Documents has been based solely on an independent evaluation by the Bank and its representatives.

(i)                                     No General Solicitation; Placement Agent’s Fees.  Neither the Bank nor any of its affiliates, nor, to the Bank’s knowledge, any Person acting on its or their behalf, has engaged in any form of “general solicitation” or “general advertising” (within the meaning of Regulation D) in connection with the offer or sale of the Common Shares.  The Bank shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than fees or commissions of persons engaged by any Purchaser or its investment advisor) relating to or arising out of the transactions contemplated hereby.  Other than the Placement Agent, the Bank has not engaged any placement agent or other agent in connection with the sale of the Common Shares.

(j)                                     Ownership.  The Bank acknowledges, represents, warrants and agrees that after giving effect to the purchase of the Common Shares hereunder, and giving effect to the exercise of the put right described in Section 3(t) by the current shareholders of the Bank, that no Purchaser will be issued more than 9.9% of the shares of Common Stock outstanding immediately after giving effect to the issuance of the Common Shares to all of the Purchasers hereunder.  The Bank acknowledges that each Purchaser is relying on the capitalization information in the Offering Summary, as supplemented, that has been provided by the Bank in order for such Purchaser to determine its ownership of the Common Shares as of the Closing.

(k)                                  No Integrated Offering.  Neither the Bank nor any of its affiliates, nor any Person acting on its or their behalf, has, directly or indirectly, at any time within the past six months made any offers or sales of any Bank security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Common Shares under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Common Shares to require approval of shareholders of the Bank for purposes of any applicable shareholder approval provisions.  None of the Bank, its affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Common Shares under the 1933 Act or shareholder approval under applicable shareholder approval provisions.

(l)                                     Regulatory Enforcement Matters; Distributions.  Neither the Bank nor any of its respective officers, directors, employees or representatives, is subject or is party to, or has received any notice from any Governmental Agency that any of them shall become subject or party to any investigation with respect to any cease-and-desist order, agreement, civil monetary penalty, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request or suggestion of, any Governmental Agency that, in any such case, currently restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, their credit policies, their management or their business (each, a “Regulatory Action”), nor has the Bank been advised by any Governmental Agency that it is considering issuing or requesting any such Regulatory Action; and there is no unresolved material violation, criticism or exception by any Governmental Agency with respect to any report or statement relating to any examinations of the Bank.

The Bank has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause it (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations.

Except as would not reasonably be expected to have, individually or in the aggregate, a Bank Material Adverse Effect, the Bank has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law.  None of the Bank or any director, officer or employee of the Bank has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would reasonably be expected to have, individually or in the aggregate, a Bank Material Adverse Effect and, except as would not reasonably be expected to have, individually or in the aggregate, a Bank Material Adverse Effect, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(m)                               Bank Secrecy Act, Anti-Money Laundering and OFAC and Customer Information.  The Bank is not aware of, has not been advised of, and, to the Bank’s knowledge, has no reason to believe that any facts or circumstances exist, which would cause it to be deemed to be not (i) operating in compliance, in all material respects, with the Bank Secrecy Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the USA PATRIOT Act), any order issued by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; and (ii) operating in compliance in all material respects with the applicable privacy and customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder.

The Bank is not aware of any facts or circumstances that would cause it to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner that would cause it to undertake any material remedial action.  The Bank’s Board of Directors has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with the USA PATRIOT Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the USA PATRIOT Act and the regulations thereunder, and it has complied in all respects with any requirements to file reports and other necessary documents as required by the USA PATRIOT Act and the regulations thereunder.

(n)                                 Questionable Payments.  Neither the Bank, nor any directors, officers, nor to the Bank’s knowledge, employees, agents or other persons acting at the direction of or on behalf of the Bank has, in the course of its actions for, or on behalf of, the Bank:  (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (d) made any other unlawful bribe, rebate, payoff, influenced payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

(o)                                 Financial Statements.  From and after December 31, 2007, all financial statements of the Bank complied as to form in all material respects with applicable accounting requirements, and have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto and (ii) in the case of unaudited interim financial statements, to the extent they may exclude footnotes, may be subject to customary year-end adjustments or may be condensed or summary statements) and fairly present in all material respects the financial position of the Bank as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(p)                                 Absence of Certain Changes.  Since December 31, 2008, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Bank Material Adverse Effect, (ii) the Bank has not incurred any material liabilities (contingent or otherwise) other than trade payables, accrued expenses, and other liabilities incurred in the ordinary course of business consistent with past practice, (iii) the Bank has not altered its critical accounting policies or the identity of its auditors, (iv) the Bank has not purchased, redeemed or made any agreements (except for the put right described in Section 3(t)) to purchase or redeem any shares of its capital stock, and (v) the Bank has not issued any equity securities to any officer, director or affiliate (except for equity securities described in the Offering Summary).

(q)                                 No Undisclosed Events, Liabilities, Developments or Circumstances.  Other than the impact of completion of the Proposed Acquisition and the events disclosed in the Offering Summary, there are no obligations or liabilities of the Bank that, individually or in the aggregate, would reasonably be expected to have a Bank Material Adverse Effect.

(r)                                    Conduct of Business; Regulatory Permits.  The Bank is not in violation of any term or provision of its Articles of Incorporation or Bylaws.  The Bank is not in violation in any material respect of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Bank.  The Bank possesses all material certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct its business as presently conducted and as is proposed to be conducted following consummation of the Proposed Acquisition.  The Bank has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(s)                                  Transactions With Affiliates.  None of the officers, directors or employees of the Bank, or any of the officers, directors or employees of the Bank proposed in connection with the Proposed Acquisition, is, directly or indirectly, presently a party to any transaction with the Bank (other than for ordinary course services as employees, officers or directors), which is, taken individually or in the aggregate with other unreported transactions, material, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(t)                                    Equity Capitalization.  The authorized capital stock of the Bank consists of 100,000,000 shares of Common Stock, of which 767,437 shares are issued and outstanding, and 2,000,000 shares of preferred stock, $1.00 par value per share, of which no shares of preferred stock are issued and outstanding.  Additionally, the Bank has entered into subscription agreements with certain individuals (including members of proposed new management team) to purchase up to 800,000 shares of Common Stock and, upon such acquisitions of Common Stock, warrants to purchase up to 2,202,605 shares of Common Stock.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  None of the Bank’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Bank.  Except as disclosed in this Section 3(t), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Bank, or contracts, commitments, understandings or arrangements by which the Bank is or may become bound to issue additional shares of capital stock of the Bank or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Bank.  There are no agreements or arrangements under which the Bank is obligated to register the sale of any of their securities under the 1933 Act.  There are no outstanding securities or instruments of the Bank which contain any redemption or similar provisions, and, except for a put right whereby, within 90 days after regulatory approval, shareholders of the Bank who held shares immediately prior to the Closing have the right to cause the Bank to repurchase only the shares held by them prior to the Closing (for a total of 767,437 shares) for $11.00 per share, there are no contracts, commitments, understandings or arrangements by which the Bank is or may become bound to redeem a security of the Bank.  There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Shares.  The Bank does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(u)                                 Indebtedness and Other Contracts.  The Bank (i) does not have any outstanding Indebtedness (as defined below), (ii) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Bank Material Adverse Effect, or (iii) is not in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Bank Material Adverse Effect.  For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as a financing, in either case, with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(v)                                 Absence of Litigation.  Except as in the ordinary course of the Bank’s business, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Bank, threatened against or affecting the Bank, the Common Stock or any of the Bank’s officers or directors.

(w)                               Insurance.  The Bank is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Bank believes to be prudent and customary in the businesses and location in which the Bank is engaged.  The Bank has not been refused any insurance coverage sought or applied for, and the

Bank does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Bank Material Adverse Effect.

(x)                                   Employee Relations.

(i)                                     No material labor dispute exists or, to the Bank’s knowledge, is imminent with respect to any of the employees of the Bank that would have, or reasonably be expected to have, a Bank Material Adverse Effect.  The Bank is not a party to any collective bargaining agreement and does not employ any member of a union.  The Bank believes that its relations with its employees are satisfactory.  Other than in connection with changes resulting from the introduction of the proposed new management team after the completion of the Proposed Acquisition, no executive officer of the Bank has notified the Bank that such officer intends to leave the Bank or otherwise terminate such officer’s employment with the Bank.  Other than new employment agreements that will be entered into with the proposed new management team, including Joseph W. Evans, J. Daniel Speight, and Kim Michael Childers, in connection with the Proposed Acquisition, as of the Closing Date, the Bank has not entered into any employment agreements with any of its employees or any other agreement that would require the Bank to provide severance payments or similar payments upon termination.  In addition, the Bank may retain certain of the current employees, including the current chief financial officer, after the completion of the Proposed Acquisition.

(ii)                                  The Bank is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Bank Material Adverse Effect.

(y)                                 Title.  The Bank has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except for liens and encumbrances which do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Bank.  Any real property and facilities held under lease by the Bank are valid, subsisting and enforceable leases with such exceptions that are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Bank.

(z)                                   Intellectual Property Rights.  The Bank owns or possesses adequate rights or licenses to use all trademarks, service marks and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct its business as conducted on the Signing Date.  To the knowledge of the Bank, no product or service of the Bank infringes the Intellectual Property Rights of others.  Except as would not reasonably be expected to have a Bank Material Adverse Effect, the Bank has not received notice of any claim being made or brought, or, to the knowledge of the Bank, being threatened, against the Bank regarding (i) its Intellectual Property Rights, or (ii) that the products or services of the Bank infringe the Intellectual Property Rights of others.  The Bank is not aware of any facts or circumstances which might give rise to any of the foregoing claims.

(aa)                            Environmental Laws.  To the Bank’s knowledge, the Bank (i) is in compliance with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Bank Material Adverse Effect.  The term “Environmental Laws” means all federal, state or local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes into the environment.

(bb)                          Tax Status.  The Bank (i) has prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and required to be filed through the Signing Date, subject to permitted extensions, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except in the case of clauses (i) and (ii) above, where the failure to so pay or file any such tax, assessment, charge or return would not result in a Bank Material Adverse Effect.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Bank know of no reasonable basis for any such claim.

(cc)                            Internal Accounting and Disclosure Controls.  The Bank maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  During the 24 months prior to the date hereof, the Bank has not received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Bank.

(dd)                          Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Bank and an unconsolidated or other off-balance sheet entity.

(ee)                            Investment Company Status.  The Bank is not, and upon consummation of the sale of the Common Shares will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter”

of, an “investment company,” as such terms are defined in the Investment Company Act of  1940, as amended.

(ff)                                Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Common Shares to be sold to each Purchaser hereunder will be, or will have been, fully paid or provided for by the Bank, and all laws imposing such taxes will be or will have been complied with.

(gg)                          Disclosure.  The Bank understands and confirms that each of the Purchasers will rely on the foregoing representations and warranties in purchasing the Common Shares.  All disclosure provided to the Purchasers regarding the Bank, its business and the transactions contemplated hereby (including, without limitation, the Proposed Acquisition), furnished by or on behalf of the Bank on or prior to the Signing Date, including without limitation, all disclosure contained in the Offering Summary, when taken as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Any forward looking information contained in such disclosure was prepared on the basis of assumptions that the Bank reasonably believed in good faith at the time of preparation to be reasonable and the Bank has no knowledge of any fact or information that would lead it to believe that such assumptions are incorrect or misleading in any material respect.  The Bank expressly does not make any representation or warranty as to any of the information provided by or made available by the FDIC regarding the Target Banks or that relates to the Proposed Acquisition or the assets and liabilities of the Target Banks that the Bank intends to acquire in the Proposed Acquisition.

4.                                       COVENANTS.

(a)                                  Reasonable Best Efforts.  Subject to the terms and conditions of this Agreement and acceptance by the FDIC of the Bank’s bid for the Target Banks, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the issuance of the Common Shares as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use its reasonable best efforts to cooperate with the other party to that end.

(b)                                 Notice Filings.  The Bank agrees to timely file any notices and other filings that may be required under applicable federal and state securities laws, and to provide copies thereof to Patton Boggs LLP, counsel to the Placement Agent, after such filing.

(c)                                  Filing of Registration Statement and Listing of Common Stock.

(i)                                     On or before April 1, 2010 (the “First Filing Deadline”), the Bank, or any newly formed holding company of the Bank as a result of a Holding Company Reorganization (as defined below), shall file a registration statement on Form 10, or any successor form thereto (“Registration Statement”), with the appropriate federal regulatory agency (whether the FDIC or the Commission), to register the Common Shares (or any securities received in exchange for the Common Shares as a result of a Holding Company Reorganization) under Section 12 of the Exchange Act.  The Bank, or any newly formed holding company of the Bank as a result of a Holding Company Reorganization, shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as practicable after the initial filing thereof, but no later than December 31, 2010 (the “Effectiveness Deadline”).  The Bank (or the holding company formed in the Holding Company Reorganization) shall pay the costs and expenses related to its preparation of the Registration Statement and the filing and effectiveness thereof.

(ii)                                  The Bank, or any newly formed holding company of the Bank as a result of a Holding Company Reorganization, shall use its reasonable best efforts to enlist a market maker (who meets the eligibility requirements under applicable Financial Industry Regulatory Authority, Inc. (“FINRA”) rules) to file an application with FINRA to register and quote the Common Shares (or any securities received in exchange for the Common Shares as a result of a Holding Company Reorganization) on the Over-the-Counter Bulletin Board Service as soon as possible following the filing of the Registration Statement, but in no event more than thirty (30) days after the Registration Statement is declared effective.  In addition, after the Registration Statement is declared effective, the Bank will use its reasonable best efforts to file an initial listing application to list the Common Shares (or any securities received in exchange for the Common Shares as a result of a Holding Company Reorganization) on a national securities exchange within thirty (30) days after the initial listing standards and corporate governance requirements for such national securities exchange are satisfied by the Bank, or any newly formed holding company of the Bank as a result of a Holding Company Reorganization.  The Bank shall take all actions necessary to comply with any such listing standards or corporate governance requirements that are within its control.

(d)                                 Holding Company Reorganization.  The Bank may, within a reasonable period of time after the Closing and the consummation of the Proposed Acquisition, and prior to the First Filing Deadline, form a bank holding company in accordance with applicable requirements of the bank holding company regulations and the laws of the State of Georgia.  Under current Georgia law, the formation of a bank holding company will require a vote of the shareholders of the Bank and any shareholders voting against the plan of reorganization shall be entitled to the rights and remedies of a dissenting shareholder under Georgia corporate law.  To the extent the Bank completes a reorganization prior to the First Filing Deadline or the Effectiveness Deadline, as the case may be, where the Common Shares are exchanged for securities of a newly formed holding company of the Bank (“Holding Company Reorganization”), the obligations of the Bank pursuant to Sections 4(c), 4(e) and 4(f) shall then become the obligations of the newly formed holding company of the Bank.

(e)                                  First Registration Default; Reduction of Bonus Compensation.  If the Bank, or any newly formed holding company of the Bank as a result of a Holding Company Reorganization, has not filed a Registration Statement with the appropriate federal regulatory agency by the First Filing Deadline, other than as a result of a delay caused by such federal regulatory agency being unable to accept such filings on such date (whereupon the First Filing Deadline will then be the next date such filings are accepted by the appropriate federal regulatory agency) (a “First Registration Default”), then for each day that a First Registration Default continues, Joseph W. Evans, J. Daniel Speight, Jr., and Kim Childers (the “Executives”), shall each forfeit 1.0% of any bonus that would otherwise be payable by the Bank and/or any newly formed holding company of the Bank as a result of a Holding Company Reorganization to each Executive for the 2010 fiscal year (or to which he became entitled as a result of performance during the 2010 fiscal year), whether under an employment agreement, a bonus plan or any other bonus arrangement, including any bonus compensation for which payment would otherwise be deferred until after 2010.  No bonuses, compensation, awards, equity compensation or other amounts shall be paid or granted in lieu of or to make such Executive whole for any such forfeited bonuses.  The total amount forfeited by each Executive may amount to up to 100% of Executive’s bonus for the 2010 fiscal year.  The requirements of this Section 4(e) shall be incorporated into any employment agreement, bonus plan or other compensation arrangement between the Bank and/or any newly formed holding company of the Bank as a result of a Holding Company Reorganization, and each Executive.  The Bank shall provide each Purchaser with notice in writing of the occurrence of a First Registration Default within a reasonable period of time after the occurrence of the First Registration Default.

(f)                                    Second Registration and Effectiveness Default; Special Election Meeting.

(i)                                     (A) If the Bank, or any newly formed holding company of the Bank as a result of a Holding Company Reorganization, has not filed a Registration Statement with the appropriate federal regulatory agency by September 15, 2010 ( the “Second Filing Deadline”), other than as a result of a delay caused by such federal regulatory agency being unable to accept such filings on such date (whereupon the Second Filing Deadline will then be the next date such filings are accepted by the appropriate federal regulatory agency) (“Second Registration Default”) or (B) if the Registration Statement is not declared effective on or prior to the Effectiveness Deadline by the appropriate federal regulatory agency (“Effectiveness Default”), then upon the occurrence of either (A) or (B), the President and/or Chief Executive Officer of the Bank, or the President and/or Chief Executive Officer of any newly formed holding company of the Bank as a result of a Holding Company Reorganization, shall promptly call a special meeting of shareholders (the “Special Election Meeting”) in accordance with the Bylaws of the Bank, or any newly formed holding company of the Bank as a result of a Holding Company Reorganization, for the purposes set forth in Section 4(f)(ii).  The Special Election Meeting shall occur as soon as possible following the date of the Second Registration Default or the Effectiveness Default, as applicable, but in no event more than sixty (60) days after such date.  The Bank shall provide each Purchaser with notice in writing of the occurrence of a Second Registration Default or an Effectiveness Default within a reasonable period of time after the occurrence of the Second Registration Default or Effectiveness Default, as applicable.

(ii)                                  The Special Election Meeting shall be called solely for the purposes of: (A) considering and voting upon proposals to remove up to a majority of the then-serving directors of the Bank (whether or not cause exists), or up to a majority of the then-serving directors of any newly formed holding company of the Bank as a result of a Holding Company Reorganization (whether or not cause exists); and (B) electing such number of directors as there are then vacancies on the Board of Directors of the Bank, or any newly formed holding company of the Bank as a result of a Holding Company Reorganization (including any vacancies created by the removal of any director pursuant to this Section 4(f)(ii)(A)).  Any removal of directors or appointment of new directors pursuant to this Section 4(f), subject to applicable regulatory approvals, shall be effective immediately upon the receipt of the final report of the Inspector of Elections for the Special Election Meeting of the result of the vote on such proposals.  To the extent a Holding Company Reorganization is completed prior to a Second Registration Default or an Effectiveness Default, the provisions of this Section 4(f) providing for removal of directors and appointment of new directors following a Second Registration Default or an Effectiveness Default, as the case may be, will apply to the board of directors of such newly formed holding company of the Bank; provided, however, that subject to any required prior approval from a Governmental Entity, all the necessary corporate action shall be taken immediately after the Special Election Meeting to change the directors serving on the Board of Directors of the Bank to be identical to those directors serving on the board of directors of the newly formed holding company of the Bank following the Special Election Meeting.

(iii)                               In order for a proposal to remove up to a majority of the then-serving directors of the Bank, or the holding company in the case of a Holding Company Reorganization, as the case may be, to be considered at the Special Election Meeting, and subject to any applicable regulatory approvals, shareholders of the applicable entity representing not less than 25% of the votes entitled to be cast at the Special Election Meeting must submit a written notice to the Secretary of the Bank, or the Secretary of any successor as a result of a Holding Company Reorganization, as the case may be, not later than 5:00 p.m., Eastern Time, on the 10th day after delivery of notice to the Purchasers of the Second Registration Default or the Effectiveness Default, as applicable (“Removal Notice”).  The Removal Notice shall include and shall specify:

(A)                              the name(s) of the director(s) that such shareholder or shareholders is seeking to remove from the Board of Directors of the Bank, or the holding company in the case of a Holding Company Reorganization, as the case may be;

(B)                                an affirmative statement requesting that a proposal be included in the Special Election Meeting agenda for shareholders to consider and vote upon the removal of such director(s); and

(C)                                as to each shareholder giving a Removal Notice, an attestation and evidence of the number of all shares of Common Stock of the Bank, or any newly formed holding company of the Bank as a result of a Holding Company Reorganization, that are owned by such shareholder beneficially or of record.

(iv)                              All shareholders that submit a Removal Notice pursuant to Section 4(f)(iii) shall also timely submit a Nomination Notice (as defined in Section 4(f)(vi)) nominating an equal number of Nominees (as defined in Section 4(f)(v)), to serve as replacement directors in accordance with Sections 4(f)(v) and 4(f)(vi) hereof.

(v)                                 Nominations of individuals for election to the Board of Directors of the Bank, or  any newly formed holding company of the Bank as a result of a Holding Company Reorganization, at the Special Election Meeting may only be made upon receipt by the applicable entity of written notice of shareholders of such entity entitled to cast, or direct the casting of, not less than 25% of the votes entitled to be cast at the Special Election Meeting and containing the information specified by Section 4(f)(vi) hereof.  Each individual whose nomination is made in accordance with this Section 4(f)(v) is hereinafter referred to as a “Nominee.”

(vi)          For nominations of individuals for election to the Board of Directors to be properly brought before the Special Election Meeting by a shareholder or shareholders of the Bank, or the holding company in the case of a Holding Company Reorganization, as the case may be, a shareholder or shareholders must have given notice thereof in writing to the Secretary of such entity not later than 5:00 p.m., Eastern Time, on the 10th day after the date of the Second Registration Default or the Effectiveness Default, as applicable (“Nomination Notice”).  The Nomination Notice shall include and shall specify:

(A)          a writing executed by a proposed Nominee that provides his or her written consent to serve as a director, if elected;

(B)           as to each proposed Nominee, the name, age, business address and residence address of such proposed Nominee, as well as the type of information relating to such proposed Nominee that would be required in Items 401(a), (d), (e) and (f) and 404(a) of Regulation S-K (or any successor provisions); and

(C)           as to each shareholder giving a Nomination Notice, an attestation and evidence of the number of all shares of Common Stock of the Bank, or any newly formed holding company of the Bank as a result of a Holding Company Reorganization, that are owned by such shareholder beneficially or of record.

(vii)         Not less than ten (10) nor more than fifty (50) days before the Special Election Meeting, the Secretary of the Bank, or the Secretary of any newly formed holding company of the Bank as a result of a Holding Company Reorganization, shall give to each shareholder entitled to vote at, or to receive notice of, such meeting at such shareholder’s address as it appears in the share transfer records of such entity, notice in writing setting forth: (A) the date, time and place of the Special Election Meeting; (B) the agenda as well as each proposal to be voted upon at the Special Election Meeting; and (C) the information about each Nominee that was provided in the Nomination Notice, as well as information in the Removal Notice about any director for which a proposal has been submitted for removal.

(viii)        The Board of Directors of the Bank, or any newly formed holding company of the Bank as a result of a Holding Company Reorganization, shall take all necessary action to call the Special Election Meeting in accordance with the provisions of this Section 4(f), the Articles of Incorporation and Bylaws of such entity and applicable state corporate and banking laws.  The shareholder vote required to approve the removal of directors from the Board of Directors of the Bank, or any newly formed holding company of the Bank as a result of a Holding Company Reorganization, shall be the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at the Special Election Meeting or such different vote requirement as may be required under applicable state corporate and banking laws to the extent that the law is changed after the date hereof.  The shareholder vote required to appoint new directors to the Board of Directors of the Bank, or any newly formed holding company of the Bank as a result of a Holding Company Reorganization, shall be the affirmative vote of a majority of the total votes that are represented at the Special

Election Meeting or such different vote requirement as may be required under applicable state corporate and banking laws to the extent that the law is changed after the date hereof.  Only proposals submitted by shareholders pursuant to this Section 4(f) shall be considered and voted upon at the Special Election Meeting.

(ix)           The Articles of Incorporation and the Bylaws of the Bank do not, and the governing documents of any newly formed holding company of the Bank as a result of a Holding Company Reorganization will not, prevent or be inconsistent with the procedures set forth in this Section 4(f).

(x)            The rights of each shareholder of the Bank, or the holding company in the case of a Holding Company Reorganization, as the case may be, under this Section 4(f) shall inure to the benefit of any purchaser or transferee of the Common Shares without the need for an express assignment or assumption by any such subsequent holders of the Common Shares after such purchase and/or transfer.  Subsequent holders of the Common Shares shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

(g)           Waiver.  Each of the obligations set forth in (c), (e) and (f) of this Section 4 may be waived, including by written consent, by the holders of a majority of the shares of Common Stock issued and outstanding.

(h)           Information for Shareholders and Shareholder Calls.  Until the Registration Statement is declared effective by the appropriate federal regulatory agency, and beginning no earlier than approximately six months after the Closing Date, the Bank shall hold, within a reasonable time after the financial information contained in the Bank’s quarterly Call Reports is filed with the FDIC and upon reasonable notice to the Purchasers and the Bank’s other existing shareholders (either by mail or e-mail, by posting on the Bank’s website, or by press release), a quarterly shareholder conference call to discuss such financial information, which call may, but is not required to, include an opportunity to ask questions of management with regard to such financial statements.  In addition, if for some reason the Registration Statement is not filed by the First Filing Deadline or the requirements for filing a registration statement as set forth in Section 4(c) are not met, the Bank shall provide the Purchasers with annual audited financial statements.

(i)            Expenses.  Unless otherwise provided in this Agreement, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under this Agreement, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

(j)            Right of First Offer.  Up until, but not including, an initial public offering by the Bank or until the Bank begins trading on a national securities exchange and, subject to the terms and conditions of this Section 4(j) and applicable securities laws, if the Bank, or any newly formed holding company of the Bank as a result of a Holding Company Reorganization, proposes to offer or sell any of its equity securities, as well as rights, options, or warrants to purchase such equity securities, securities that may become, convertible or exchangeable into or exercisable for such equity securities or any debt securities (collectively, “New Securities”), the

Bank, or any newly formed holding company of the Bank as a result of a Holding Company Reorganization, shall first offer such New Securities to each Purchaser, in the amount set forth in Section 4(j)(ii).

(i)            Notification of Offer.  The Bank, or any newly formed holding company of the Bank as a result of a Holding Company Reorganization, shall give notice (the “Offer Notice”) to each Purchaser, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(ii)           Election to Exercise.  By notification to the Bank, or any newly formed holding company of the Bank as a result of a Holding Company Reorganization, within 10 calendar days after the Offer Notice is given (the “Acceptance Period”), each Purchaser may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock issued and held by such Purchaser bears to the total number of shares of Common Stock of the Bank, or any newly formed holding company of the Bank as a result of a Holding Company Reorganization, outstanding on the date of the Offer Notice.  The closing of any sale pursuant to this Section 4(j) shall occur within the later of 90 days of (i) the date that the Offer Notice is given, or (ii) the date of the initial sale of New Securities pursuant to Section 4(j)(iii).

(iii)          Sale of Unsubscribed Portion.  If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired within the Acceptance Period as provided in Section 4(j)(ii), the Bank, or any newly formed holding company of the Bank as a result of a Holding Company Reorganization, may, during the 90 day period following the expiration of the Acceptance Period, offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than that specified in the Offer Notice.  If the Bank, or any newly formed holding company of the Bank as a result of a Holding Company Reorganization, does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Purchasers in accordance with this Section 4(j).

(iv)          Exclusions.  The provisions of Section 4(j) shall not apply to (i) any issuance of securities upon the conversion of any warrant, option, or other convertible security outstanding as of the time of the Closing Date, (ii) any offer and sale of New Securities in a registered public offering, (iii) up to 850,000 shares of Common Stock to parties not purchasing in this Offering at a price not less than the Purchase Price for a period of six months following the Closing Date, or (iv) shares (or options to purchase shares) issued or issuable to employees or directors of, or consultants to, the Bank, or any newly formed holding company of the Bank as a result of a Holding Company Reorganization, pursuant to any equity incentive plan approved by the Board of Directors.

(k)           Delivery of Final Bids.  The Bank shall have posted to its electronic data room on or before July 14, 2009, a summary of the aggregate final bids to be submitted by the Bank to the FDIC for the Proposed Acquisition (“Final Bid Summary”), which will be an accurate and complete summary of the aggregate final bids, and such final bids submitted to the

FDIC will not deviate in any material respect from the information contained in the Final Bid Summary.

5.                                       TRANSFER AGENT INSTRUCTIONS.

(a)           Transfer Agent Instructions.  Subject to the provisions of Section 2(a), no instruction will be given by the Bank to its transfer agent restricting the transfer of the Common Shares, and the Common Shares shall be freely transferable on the books and records of the Bank.  If a Purchaser effects a sale, assignment or transfer of the Common Shares, the Bank shall, in accordance with applicable securities laws, permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser to effect such sale, transfer or assignment.

6.                                       CONDITIONS TO THE BANK’S OBLIGATION TO SELL.

The obligation of the Bank hereunder to issue and sell the Common Shares to each Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Bank’s sole benefit and may be waived by the Bank at any time in its sole discretion by providing each Purchaser with prior written notice thereof:

(a)           Each Purchaser shall have duly executed each of the Transaction Documents to which it is a party and delivered the same to the Bank.

(b)           Each Purchaser shall have duly executed a fully completed Book Entry and Wire Information Questionnaire and Accredited Investor Questionnaire in the forms attached hereto as Appendix I and Appendix II, respectively.

(c)           The FDIC shall have accepted the Bank’s bid to acquire the Target Banks and, with respect to the Target Banks, shall have entered into the P&A Agreement with the Bank.

(d)           The Escrow Agent shall have delivered to the Bank the Purchase Price for the Common Shares being purchased by each of the Purchasers at the Closing, as indicated below such Purchaser’s name on the signature page of this Agreement, by wire transfer of immediately available funds pursuant to the wire instructions provided by the Bank.

(e)           The representations and warranties of each Purchaser contained in Section 2 of this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Bank Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and each Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by each Purchaser at or prior to the Closing Date.

7.                                       CONDITIONS TO EACH PURCHASER’S OBLIGATION TO PURCHASE.

The obligation of each Purchaser to purchase the Common Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion by providing the Bank with prior written notice thereof:

(a)           The Bank shall have duly executed and delivered to such Purchaser each of the Transaction Documents.

(b)           Such Purchaser shall have received an opinion of Dinur and DeLuca, LLP, counsel for the Bank, dated the Closing Date, in substantially the form of Exhibit B attached hereto.

(c)           The Bank shall have delivered to such Purchaser a certificate evidencing the incorporation and good standing of the Bank as of a date within ten business days before the Closing Date.

(d)           The Bank shall have delivered to such Purchaser a certificate, executed by the Secretary of the Bank and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Bank’s Board of Directors, (ii) the Articles of Incorporation of the Bank and (iii) the Bylaws of the Bank, each as in effect at the Closing, in the form attached hereto as Exhibit C.

(e)           The representations and warranties of the Bank contained in Section 3 of this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Bank Material Adverse Effect, which shall be true and correct in all respects) as of the Signing Date and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and the Bank shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents and the P&A Agreement (and by the FDIC and Georgia Department of Banking and Finance, if any)  to be performed, satisfied or complied with by the Bank at or prior to the Closing Date.  Such Purchaser shall have received a certificate, executed by the Senior Vice President of the Bank, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit D.

(f)            The Bank shall have obtained any third party consents and approvals, if any, necessary for the completion of the Proposed Acquisition.

(g)           The Bank shall have delivered or cause to have delivered to each Purchaser the number of the Common Shares indicated below such Purchaser’s name on the signature page to this Agreement, subject to the conditions set forth in Section 1(a), registered in the name of such Purchaser.

(h)           The Bank shall have raised an aggregate amount of at least $284,550,000 in the Offering, and the FDIC shall have accepted the Bank’s bid to acquire the Target Banks, as demonstrated by the FDIC’s adoption of a resolution to enter into the P&A Agreement (to the extent legally required by FDIC laws and regulations), on terms not less favorable to the Bank, the Purchasers or its shareholders than set forth in the Final Bid Summary, and, with respect to the Target Banks, shall have entered into the P&A Agreement with the Bank.

(i)            The Bank shall have: (i) entered into the employment agreements with the proposed new management team and (ii) delivered or cause to have delivered the Common Stock and warrants to the proposed new management team as set forth in their amended and restated subscription agreements, dated April 1, 2009, with the Bank.

(j)            The Bank shall have delivered to such Purchaser such other documents relating to the purchase and sale of the Common Shares contemplated by this Agreement as such Purchaser or its counsel may reasonably request.

8.             TERMINATION.  In the event that the Closing shall not have occurred with respect to a Purchaser on or before July 31, 2009 for any reason, including but not limited to the Bank’s or such Purchaser’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that in addition to the foregoing, if the Bank does not win its bid submitted to the FDIC to acquire the assets and liabilities of the Target Banks, and the Proposed Acquisition is not completed, then the Bank will immediately terminate the offering of the Common Shares and take all such action necessary, including providing specific instructions to the Escrow Agent no later than one business day after the bid rejection, to return each Purchaser’s full investment, without interest, in accordance with the Escrow Agreement without liability of any party to any other party.

9.                                       MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement; Amendments.  This Agreement and the other Transaction Documents, together with the Appendixes and Exhibits thereto, supersede all other prior oral or written agreements between the Purchasers, the Bank, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Bank nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  No amendment to this Agreement may limit the right of a Purchaser to waive any provision which they have the right to waive, and no provision of this Agreement may be amended other than by an instrument in writing signed by the Bank and the Purchasers listed on the signature pages hereto as being obligated to purchase at least 66-2/3% of the amount of the Common Shares to be sold hereunder; provided that no such amendment to this Agreement that would disproportionately impact a Purchaser may be made without the consent of such Purchaser; and provided further that no amendment to Section 2, Section 4(k), Section 7 or Section 8 may be made without the express written consent of each Purchaser.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents.  The Bank has not, directly or indirectly, made any agreements with any Purchasers relating to the terms or conditions of the transactions contemplated by the Transaction Documents, except as set forth in the Transaction Documents, nor has any other agreement or arrangement been made by the Bank with any other Purchaser outside of the Transaction Documents.  Without limiting the foregoing, the Bank confirms that, except as set forth in this Agreement, no Purchaser has made any commitment or promise or has any other obligation to provide any financing to the Bank or otherwise.

(f)            Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Bank:

STATE BANK AND TRUST COMPANY

321 Fullington Avenue
Pinehurst, Georgia  31070

Telephone:            (478) 627-3970

Facsimile:             (478) 627-3971

Attention:              Marvin Ragan, Senior Vice President

with a copy (for informational purposes only) to:

NELSON MULLINS RILEY & SCARBOROUGH, LLP

Atlantic Station

201 17th Street, Suite 1700

Atlanta, Georgia  30363

Telephone:            (404) 322-6218

Facsimile:             (404) 817-6041

Attention:              J. Brennan Ryan, Esq.

and

DINUR AND DELUCA, LLP

One Lakeside Commons

990 Hammond Drive, Suite 760

Atlanta, Georgia  30328

Telephone:            (770) 395-3170

Facsimile:             (770) 395-3171

Attention:              Daniel D. Dinur

If to a Purchaser, to its address and facsimile number set forth under such Purchaser’s name on the signature page hereto, with copies to such Purchaser’s representative as set forth under such Purchaser’s name on the signature page hereto, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (A), (B) or (C) above, respectively.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares.  The Bank shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least two-thirds of the aggregate number of Common Shares issued hereunder.  A Purchaser may assign some or all of its rights hereunder without the consent of the Bank if in compliance with this Agreement and applicable law, in which event such assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights and shall be bound by the terms and conditions of this Agreement that apply to “Purchasers.”

(h)           No Third Party Beneficiaries.  Except as expressly set forth herein, this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)            Survival.  Unless this Agreement is terminated under Section 8, all representations and warranties of the Purchasers and the Bank contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing.  Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)            Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           Indemnification.  In consideration of each Purchaser’s execution and delivery of the Transaction Documents and acquiring the Common Shares thereunder, and in addition to all of the Bank’s other obligations under the Transaction Documents, the Bank shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of the Common Shares and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements incurred by any Indemnitee as a result of, or arising out of, or relating to any misrepresentation or breach of any representation, warranty, covenant or agreement of the Bank contained in the Transaction Documents.

(l)            No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)          Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Bank does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Bank, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights

(n)           Payment Set Aside.  To the extent that the Bank makes a payment or payments to the Purchasers hereunder or pursuant to any of the other Transaction Documents or the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Bank, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(o)           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  The decision of each Purchaser (other than those Purchasers that are affiliates of each other) to purchase the Common Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other non-affiliated Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Bank, which may have been made or given by any other non-affiliated Purchaser or by any agent or employee of any other non-affiliated Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, and the Bank will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser (other than those Purchasers that are affiliates of each other) confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors and no other non-affiliated Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no non-affiliated Purchaser will be acting as agent of such Purchaser (and its affiliates) in connection with monitoring its investment in the Common Shares or enforcing its rights under the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

(p)           Publicity.  Except as may be required by applicable law, neither the Bank nor any representative of the Bank (including the Placement Agent) will issue any press release or public statement that identifies any Purchaser or any investment advisor to a Purchaser, or otherwise makes any public statement with respect to any Purchaser or any investment advisor to a Purchaser hereby without the prior written consent of such Purchaser.  Any such press release or public statement required by applicable law shall only be made by the Bank after reasonable notice and opportunity for review by the Purchasers.

[Signatures appear on the following pages.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STATE BANK AND TRUST COMPANY

By:	/s/ Marvin Ragan
Marvin Ragan
Senior Vice President

[Remainder of page intentionally left blank.]

[Signature pages for Purchasers appear on the following pages.]

Bank Signature Page to Agreement

NAME OF PURCHASER:

By:

Name:

Title:

Address:

Contact Name:

Telephone:

Facsimile:

E-mail:

Number of Common Shares:

Purchase Price Per Share: $10.00

Aggregate Purchase Price: $

Tax ID No.:

Legal Representative Address:

Attn:
Title:
Address:
Telephone:
Facsimile:
E-mail:

Purchaser Signature Page to Agreement

SUMMARY INSTRUCTION SHEET FOR PURCHASER

(To be read in conjunction with the entire

preceding Agreement)

A.                                 Complete the following items on the Agreement:

1.                                       Signature page:  Provide the information requested on the signature page.

2.                                       Provide the information requested in the Book Entry and Wire Information Questionnaire attached hereto as Appendix I, including wire instructions for the return of funds if the Agreement is terminated pursuant to Section 8.

3.                                       Provide the information requested by the Accredited Investor Questionnaire attached hereto as Appendix II.

B.                                   Please e-mail to dfarrell@fbr.com or fax to (703) 469-1131 the properly completed and signed Agreement, including the properly completed Appendix I and Appendix II.  Please send the originals to:

FBR Capital Markets & Co.

1001 Nineteenth Street North

Arlington, Virginia  22209

Attention:  Dawn Farrell

C.                                   Instructions regarding the transfer of funds for the purchase of Common Shares will be sent by facsimile to the Purchaser by the Placement Agent at a later date.

Summary Instruction Sheet for Purchaser

APPENDIX I

STATE BANK AND TRUST COMPANY
BOOK ENTRY AND WIRE INFORMATION QUESTIONNAIRE

Please provide us with the following information:

A. DTC INFORMATION:

Name of DTC Participant:

Participant’s DTC Account Number:

Investor’s Account Number with Participant:

Provide the following information for regarding the Contact Person at DTC Participant:

Name:

Address

Telephone Number:

Fax Number:

E-mail:

B.  RETURN WIRE INSTRUCTION INFORMATION:

Purchaser’s wire instructions for return of funds invested if the Stock Purchase Agreement is terminated pursuant to Section 8 is as follows:

Bank Name:

Bank Address

Account Number:

ABA Number:

APPENDIX II

STATE BANK AND TRUST COMPANY
ACCREDITED INVESTOR QUESTIONNAIRE

Note to Purchasers:

For Corporations, Partnerships, Trusts, Foundations, Joint Purchasers (other than married couples) and Other Entities, please provide the information requested by Appendix II-1.

For Individuals (including married couples), please provide the information requested by Appendix II-2.

APPENDIX II-1

Accredited Investor Questionnaire
for
Corporations, Partnerships, Trusts, Foundations,
Joint Purchasers (other than married couples) and Other Entities

If the undersigned is a corporation, partnership, trust, pension plan, foundation, joint purchaser (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.

Capitalized terms not defined herein have the meaning ascribed to them in the Stock Purchase Agreement.

CERTIFICATE

The undersigned certifies that the representations and responses below are true and accurate:

(a)                                  The undersigned has been duly formed and is validly existing and has full power and authority to invest in the Bank. The person signing on behalf of the undersigned has the authority to execute and deliver the Stock Purchase Agreement on behalf of the undersigned and to take other actions with respect thereto.

(b)                                 Indicate the form of entity of the undersigned:

☐                                    Limited Partnership

☐                                    General Partnership

☐                                    Corporation

☐                                    Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor):

(Continue on a separate piece of paper, if necessary.)

☐                                    Other Type of Trust (indicate type of trust and, for trusts other than pension trusts, name the grantors and beneficiaries):

(Continue on a separate piece of paper, if necessary.)

1

☐                                    Other form of organization (indicate form of organization):

(c)                                  Indicate the approximate date the undersigned entity was formed:

(d)                                 In order for the Bank to offer and sell the Common Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as a Purchaser of the Common Shares of the Bank.

☐ (1)                  A bank as defined in Section 3(a)(2) of the 1933 Act, or any savings and loan association or other institution pursuant to Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity;

☐ (2)                  A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

☐ (3)                  An insurance company as defined in Section 2(13) of the 1933 Act;

☐ (4)                  An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act;

☐ (5)                  A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐ (6)                  A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ (7)                  An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐ (8)                  A business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐ (9)                  An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership,

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not formed for the specific purpose of acquiring the Common Shares, with total assets in excess of $5,000,000;

☐ (10)            A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Bank;

☐ (11)            An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:

(Continue on a separate piece of paper, if necessary.)

Dated: , 2009

Name of Purchaser:

By:
Name:
Title:
An Authorized Officer, Partner or Trustee

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APPENDIX II-2

Accredited Investor Questionnaire

for

Individuals (including married couples)

If the undersigned is an Individual (or married couple), the undersigned must complete, date and sign this Certificate.

CERTIFICATE

I certify that the representations and responses below are true and accurate:

(a)                                  In order for the Bank to offer and sell the Common Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as a Purchaser of the Common Shares of the Bank.

☐                                    (1)                              A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000;

☐                                    (2)                              A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

☐                                    (3)                                  An executive officer or director of the Bank.

(b)                                 Set forth in the space provided below the state(s), if any, in the U.S. in which you maintained your residence during the past two years and the dates during which you resided in each state:

Dated: , 2009

Name(s) of Purchaser:

Signature:

Signature:
(If joint ownership, both individuals must execute this
Certificate.)

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EXHIBITS

Exhibit A	Risk Factors
Exhibit B	Form of Counsel Opinion for the Bank
Exhibit C	Form of Secretary’s Certificate
Exhibit D	Form of Officer’s Certificate

EXHIBIT A

RISK FACTORS

There are many risks and uncertainties related to the Bank’s business and operations and an investment in the Common Shares.  Before making an investment decision, the Purchaser should read carefully and consider the risk factors below relating to the Bank and this offering of the Common Shares.  The Purchaser should carefully consider the risks and uncertainties described below together with all other information provided with regard to evaluating the offering of the Common Shares and the Proposed Acquisition, including, but not limited to, the Offering Summary.  The risks and uncertainties described below are not the only ones the Bank faces.  Additional risks and uncertainties not presently known to the Bank or that may be deemed currently immaterial also may adversely affect the Bank’s business, financial condition and operations.  Any of the following risks could negatively affect its business, financial condition and results of operations.

The risks discussed below also include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and actual results may differ substantially from those discussed.  Such projections and information are based on assumptions about future events that are inherently uncertain and subjective, and they may change.  No representation or warranty is made about whether projected events or results will occur or will be obtained.

The future results of the Bank could be affected by subsequent events and could differ materially from those expressed in forward-looking statements.  If future events and actual performance differ from the Bank’s assumptions, the actual results could vary significantly from the performance projected in the forward-looking statements.  The Bank cautions readers not to place undue reliance on any forward-looking statements.

Risks Specifically Related to the Bank’s Proposed Acquisition

The Bank’s current opportunity to acquire the Target Banks from the FDIC may present challenges, and the Bank may incur unanticipated losses related to the assets and liabilities of such financial institutions.

The Bank is evaluating an opportunity to acquire the Target Banks from the FDIC.  It will use the proceeds of this offering to acquire the assets and liabilities of certain Target Banks that are in receivership through the FDIC bid process for failed institutions.  Such an acquisition will require the Bank to enter into the P&A Agreement with the FDIC.  The P&A Agreement is a form document prepared by the FDIC, and the ability to negotiate the terms of this agreement is limited or non-existent.  As a result, the P&A Agreement provides for limited disclosure about, and limited indemnification for, risks associated with, the Target Banks and is only that which is provided for by the FDIC.  There is a risk that such disclosure regarding, and indemnification for, the Target Banks will not be sufficient and the Bank will incur unanticipated losses.

The success of the Proposed Acquisition will depend on the Bank’s ability to successfully combine the Target Banks’ business with the Bank’s business, and, if the Bank experiences difficulties with the integration process, the anticipated benefits of the acquisition may not be realized fully or at all or may take longer to realize than expected.

The success of the Proposed Acquisition will depend, in part, on the Bank’s ability to successfully combine the Target Banks’ business with the Bank’s business.  As with any acquisition involving financial institutions, there may be business disruptions that result in the loss of customers or cause customers to remove their accounts and move their business to competing financial institutions.  It is possible that the integration process could result in the disruption of ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect the Bank’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the acquisition.  Integration efforts, including integration of the Target Banks’ systems into the Bank’s current systems, will also divert the Bank’s management’s attention and resources.  If the Bank experiences difficulties with the integration process, the anticipated benefits of the acquisition may not be realized fully or at all or may take longer to realize than expected.

The Bank has made certain assumptions regarding the potential losses it will incur in connection with its acquisition of the assets and liabilities of the Target Banks from the FDIC; if these assumptions are inaccurate, or if the loss share provisions provided for in the P&A agreement are administered improperly or, in the future, the FDIC interprets such provisions in a way different from what the Bank anticipates, then the Bank’s losses could increase.

The Bank is seeking to acquire the assets and liabilities of certain Target Banks that are in receivership through the FDIC bid process for failed institutions.  In conjunction with the acquisitions, the Bank will be discounting portions of the acquired loan portfolios based on its estimates of remaining credit losses related to credit-impaired loans.  In addition, the Bank will enter into a loss sharing agreement with the FDIC, pursuant to which the FDIC will retain 80% of the loan losses incurred in connection with the Target Banks’ loans, up to an agreed upon maximum threshold amount of aggregate losses, and will assume 95% of any additional loan losses above such threshold amount.  Through the loss sharing arrangement, the FDIC absorbs a significant portion of the loss from the Target Banks’ asset portfolios, and the asset management and disposition incentives of the Bank and the FDIC become more aligned as both parties are sharing in the loss.  If the loss share provisions provided for in the loss sharing agreement are administered improperly or, in the future, the FDIC interprets such provisions in a way different from what the Bank anticipates, then the Bank’s losses could increase.

The Bank will establish its bid to the FDIC for the Target Banks to cover its anticipated losses, as shown in “Preliminary Bid Calculations,” on page 17 of the Offering Summary.  However, there is no assurance that loans the Bank will acquire will not further deteriorate in value, below the Bank’s estimates, such estimates being reflected in the “Management Loss Assumption Analysis of Target Bank Loans,” set forth on page 16 of the Offering Summary.  As a result, if the Bank is required to take additional markdowns on the acquired loan portfolios or on the other assets it acquires, the Bank will incur its pro rata portion of additional losses under the loss sharing agreement, which could materially and adversely affect its business, financial condition and results of operations and which could cause a material negative deviation from the results projected in “Model Summary,” on page 18 of the Offering Summary (the “Model Summary”).

The Bank’s success is dependent upon the new management team, which may be unable to successfully implement their proposed business strategy.

The Bank’s success is expected to be largely dependent upon its proposed new management team consisting of Joseph W. Evans, who will serve as the Bank’s Chairman and Chief Executive Officer, J. Daniel Speight, who will serve as the Bank’s Vice Chairman, Chief Operating Officer and Chief Financial Officer, and Kim Michael Childers, who will serve as the Bank’s President and Chief Credit Officer.  The proposed new management team intends to adopt a traditional, community-focused commercial banking strategy.  See “State Bank and Trust Company Plan for Target Bank,” on page 11 of the Offering Summary.  In order to execute this new business strategy, the new management team will need to, among other things:

•                  attract sufficient retail and commercial deposits;

•                  attract and maintain business banking relationships with businesses in the Bank’s market area;

•                  attract and retain experienced commercial and community bankers;

•                  identify and pursue suitable opportunities for opening new branches in the Bank’s market area;

•                  maintain adequate regulatory capital and comply with applicable federal and state regulations;

•                  attract sufficient loans, including correspondent and purchased loans that meet prudent credit standards; and

•                  maintain expenses in line with their current projections.

Failure to achieve these strategic goals could adversely affect the Bank’s ability to successfully implement the new management team’s business strategies, as well as the Bank’s business, financial condition and results of operations, and, therefore, could cause a material negative deviation from the results projected in the Model Summary.

No assurance can be made that the Bank’s proposed new management team’s strategies for the enhancement of shareholder value will be accomplished or that other strategies may be undertaken.

The Bank’s proposed new management team contemplates taking certain actions after completion of this offering in order to enhance shareholder value, including closing various branches, opening a new branch in Atlanta, consolidating operation centers, reviewing personnel, assembling a team for correspondent banking and purchasing performing loans from the FDIC and others, beginning a special asset division, strategically repricing deposits, and continuing to review FDIC assisted deals on a whole bank and deposit only basis.  There is no assurance that any or all of the actions discussed above will be accomplished, that other such strategies will be undertaken, or that enhanced shareholder value will be realized.

Risks Generally Related to the Bank’s Future Business

Recent negative developments in the financial industry and the current economic environment pose significant challenges for the Bank and its industry and could adversely affect the Bank’s business, financial condition and results of operations.

The Bank is, and will be, operating in a challenging and uncertain economic environment, including generally uncertain national and local conditions.  Negative developments in the global credit and securitization markets during 2008 have resulted in uncertainty in the financial markets in general, with the expectation of the general economic downturn continuing in 2009. As a result of this “credit crunch,” commercial as well as consumer loan portfolio performances have deteriorated at many institutions and the competition for deposits and quality loans has increased significantly.  Global securities markets, and bank holding company stock prices in particular, have been negatively affected, as has the ability of banks and bank holding companies to raise capital or borrow in the debt markets.

Financial institutions like the Bank have been, and may continue to be, affected by sharp declines in the real estate market, including falling home prices and increasing delinquencies, foreclosures and increased unemployment.  Concerns over the stability of the financial markets and the economy have resulted in decreased lending by financial institutions to their customers and to each other with such concerns leading to increased commercial and consumer deficiencies, lack of customer confidence, increased market volatility and widespread reduction in general business activity.  The Bank does not expect these difficult conditions to improve in the near future.  A worsening of these conditions would likely exacerbate the adverse effects on the Bank.

As a result, the Bank may face the following risks:

•                  Economic conditions that negatively affect housing prices and the job market may continue to cause the credit quality of the Bank’s loan portfolios to deteriorate;

•                  Market developments that affect consumer confidence may cause adverse changes in payment patterns by the Bank’s customers, causing increases in delinquencies and default rates on loans and other credit facilities;

•                  The processes that the Bank uses to estimate its allowance for loan losses and reserves may no longer be reliable because they rely on judgments such as forecasts of economic conditions, that may no longer be capable of accurate estimation;

•                  The value of the Bank’s securities portfolio may decline; and

•                  The Bank may face increased regulation of its industry, and the costs of compliance with such regulation may increase.

These conditions or similar ones may continue to persist or worsen, causing the Bank to experience continuing or increased adverse effects on its business, financial condition, results of operations and the price of the Common Stock.

The banking industry is heavily regulated, and that regulation could limit or restrict the Bank’s activities and adversely affect its financial results.

The Bank operates in a highly regulated industry and is subject to examination, supervision, and comprehensive regulation by various federal and state agencies, including the Federal Deposit Insurance Corporation (the “FDIC”) and the State of Georgia Department of Banking and Finance.  The Bank’s compliance with these regulations is costly and restricts some of its activities, including payment of dividends, mergers and acquisitions, investments, loans and interest rates and locations of offices.  The Bank is also subject to capitalization guidelines established by its regulators, which require the Bank to maintain adequate capital to support its business.

In light of current conditions in the global financial markets and the global economy, regulators have increased their focus on the regulation of the financial services industry.  Most recently, governments in the U.S. and abroad have intervened on an unprecedented scale.  Proposals for legislation, including a comprehensive overhaul of the financial regulatory system in the U.S., have been, and are expected to be, introduced in the U.S. Congress, in state legislatures and around the world.  These proposals are likely to alter standards used to measure regulatory compliance and to determine the adequacy of liquidity, risk management and other operational practices for financial services companies.  The Bank is unable to predict whether any of these legislative and regulatory initiatives will succeed, which form they will take, or whether any additional changes to statutes or regulations, including the interpretation or implementation of those statutes or regulations, will occur in the future.  Any action of that nature could affect the Bank in substantial and unpredictable ways and could have an adverse effect on its business, financial condition, results of operations and the price of the Common Stock.

Changes in monetary policy and interest rates could adversely affect the Bank’s profitability.

The Bank’s results of operations are affected by credit policies of monetary authorities, particularly the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  The Bank’s profitability depends to a significant extent on the Bank’s net interest income.  Net interest income is the difference between interest income on interest-earning assets, such as loans and investments, and interest expense on interest-bearing liabilities, such as deposits and borrowings.  Interest rates are highly sensitive to many factors that are beyond the Bank’s control, including general economic conditions and policies of various governmental and regulatory agencies.  Changes in monetary policy, including changes in interest rates, could influence not only the interest the Bank receives on loans and securities and the interest it pays on deposits and borrowings, but those changes could also affect its ability to originate loans and obtain deposits.

The Bank’s net interest income will be adversely affected if market interest rates change such that the interest it pays on deposits and borrowings increases faster than the interest earned on loans and investments.  Changes in interest rates could also adversely affect the income of some of the Bank’s noninterest income sources.  For example, if mortgage interest rates increase, the demand for residential mortgage loans will likely decrease, which will have an adverse effect on the Bank’s mortgage loan fee income.  Continuing declines in security values could further reduce trust and investment income.

In light of changing conditions in the national economy and in the financial markets, particularly the uncertain economic environment, the continuing threat of terrorist acts and the current military operations in the Middle East, the Bank cannot predict possible future changes in interest rates, which may negatively affect its deposit levels, loan demand and its business and earnings.  Furthermore, the actions of the United States and other governments in response to ongoing economic crises may result in currency fluctuations, exchange controls, market disruption and other adverse effects.

Changes in local economic conditions where the Bank operates could have a negative effect.

The Bank’s success depends significantly on growth, or lack thereof, in population, income levels, deposits and housing starts in the geographic markets it serves in the State of Georgia.  The local economic conditions in these areas have a significant impact on the Bank’s commercial, real estate and construction loans, the ability of borrowers to repay these loans, and the value of the collateral securing these loans.  Adverse changes in, and further deterioration of, the economic conditions of the Southeastern United States in general or any one or more of the Bank’s local markets could negatively affect the Bank’s financial condition, results of operations and the Bank’s profitability.  A continuing deterioration in economic conditions could result in the following consequences, any of which could have a material adverse effect on the Bank’s business:

•                   loan delinquencies may increase;

•                   problem assets and foreclosures may increase;

•                   demand for the Bank’s products and services may decline; and

•                   collateral for loans that the Bank makes, especially real estate, may decline in value, in turn reducing a customer’s borrowing power, and reducing the value of assets and collateral associated with the Bank’s loans.

The Bank will face strong competition from other financial services providers.

The Bank has and will continue to operate in highly competitive markets for the products and services it offers.  The competition among financial services providers to attract and retain customers is strong.  Customer loyalty can be easily influenced by a competitor’s new products, especially offerings that could provide cost savings or a higher return to the customer.  Some of the Bank’s competitors may be better able to provide a wider range of products and services over a greater geographic area.  The Bank has and will continue to compete with commercial banks, credit unions, savings and loan associations, mortgage banking firms, consumer finance companies, securities brokerage firms, insurance companies, money market funds, and other mutual funds, as well as other regional, super-regional, national and international financial institutions that operate offices in the Bank’s market and elsewhere.  Moreover, this highly competitive industry could become even more competitive as a result of legislative, regulatory and technological changes and continued consolidation.

Some of the Bank’s competitors may have fewer regulatory constraints, lower cost structures and higher lending limits.  In terms of lending limits, the Bank’s legally mandated lending limits are and would be lower than those of some of its competitors because it will have less capital than such competitors.  The Bank’s lower lending limits may discourage borrowers with lending needs that exceed those limits from doing business with it.  While the Bank may try to serve these borrowers by selling loan participations to other financial institutions, this strategy may not succeed in this current market because the number of institutions that are willing to act as loan participants is decreasing.

While the Bank believes it can and does successfully compete with these other financial institutions in its market areas, it may face a competitive disadvantage as a result of its relatively smaller size, lack of geographic diversification beyond the State of Georgia and inability to spread its marketing costs across a broader market.

Future growth or operating results may require the Bank to raise additional capital, but that capital may not be available or may be dilutive.

Although the Bank expects to raise approximately $250 million in this offering, to the extent that its future operating results erode capital, or if it elects to expand through loan growth, the Bank may be required to raise additional capital.  In addition, the Bank is required by federal and state regulatory authorities to maintain adequate levels of capital to support its operations.

The Bank’s ability to raise capital will depend on conditions in the capital markets, which are outside of the Bank’s control and largely do not depend on the Bank’s financial performance.  Accordingly, the Bank cannot be assured of its ability to raise capital when needed or on favorable terms.  If the Bank cannot raise additional capital when needed, it will be subject to increased regulatory supervision and the imposition of restrictions on its growth and business.  These restrictions could negatively affect the Bank’s ability to operate or further expand its operations through loan growth, acquisitions or the establishment of additional branches and may result in increases in operating expenses and reductions in revenues that could have a material adverse effect on the Bank’s financial condition, results of operations and the price of Common Stock.

Liquidity needs could adversely affect the Bank’s results of operations and financial condition.

The Bank’s primary sources of funds are customer deposits and loan repayments.  Deposit levels may be affected by a number of factors, including rates paid by competitors, general interest rate levels, returns available to customers on alternative investments and general economic conditions.  Moreover, upon completion of the assumption of the Target Banks’

deposit liabilities from the FDIC, the Bank intends to reprice some or all of the acquired deposits to conform with current market conditions.  If the Bank reprices these liabilities too aggressively, the affected depositors could choose to withdraw their deposits, which could result in a need for new funding sources to replace these lost deposits.  Scheduled loan repayments are a relatively stable source of funds; however, they are subject to the ability of borrowers to repay the loans.  The ability of borrowers to repay loans can be adversely affected by a number of factors outside of the Bank’s control, including changes in economic conditions, adverse trends or events affecting business industry groups, reductions in real estate values or markets, business closings or lay-offs, inclement weather, natural disasters and international instability.  Accordingly, the Bank may be required from time to time to rely on secondary sources of liquidity to meet withdrawal demands or otherwise fund operations.  Those sources may include Federal Home Loan Bank (“FHLB”) advances, brokered deposits and federal funds lines of credit from correspondent banks.  While the Bank believes that these sources are currently adequate, there can be no assurance they will be sufficient to meet future liquidity demands, particularly if the Bank experiences atypical deposit withdrawal demands or increased loan demand or if regulatory decisions should limit available funding sources such as brokered deposits.  The Bank may be required to slow or discontinue loan growth, capital expenditures or other investments or liquidate assets should those sources not be adequate.

The Bank will face risks with respect to future expansion and acquisitions or mergers.

In the future, the Bank may seek to acquire other financial institutions or parts of those institutions, including additional purchases from the FDIC.  However, the Bank may not have the opportunity to make suitable acquisitions on favorable terms, which could negatively impact the growth of its business.  The Bank expects that other banking and financial companies, many of which have significantly greater resources, will compete with it to acquire compatible businesses.  This competition could increase prices for acquisitions that the Bank would likely pursue.  Also, acquisitions of regulated businesses such as banks are subject to various regulatory approvals.  If the Bank fails to receive the appropriate regulatory approvals, it will not be able to consummate an acquisition that it believes is in its best interests.

The Bank’s financial condition may be affected negatively by the costs of litigation.

The Bank may be involved from time to time in a variety of litigation, investigations or similar matters arising out of its business.  The Bank’s insurance may not cover all claims that may be asserted against it, and any claims asserted against it, regardless of merit or eventual outcome, may harm the Bank’s reputation.  Should the ultimate judgments or settlements in any litigation or investigation significantly exceed the Bank’s insurance coverage, they could have a material adverse effect on its business, financial condition and results of operations.  In addition, the Bank may not be able to obtain appropriate types or levels of insurance in the future, nor may it be able to obtain adequate replacement policies with acceptable terms, if at all.

The Bank may be required to pay significantly higher FDIC premiums in the future.

Recent insured institution failures, as well as deterioration in banking and economic conditions, have significantly increased the loss provisions of the FDIC, resulting in a decline in the designated reserve ratio to historical lows.  The FDIC expects a higher rate of insured institution failures in the next few years compared to recent years.  Therefore, the reserve ratio may continue to decline.  Additionally, the Emergency Economic Stabilization Act temporarily increased the limit on FDIC coverage to $250,000 through December 31, 2009, which was extended to December 13, 2019 on May 20, 2009.

These developments have caused the premiums assessed by the FDIC to increase.  Specifically, beginning April 1, 2009, the deposit insurance assessment increased to 22 basis points per $100 of deposits for institutions in Risk Category II, which is the category into which the Bank is likely to fall.  Additionally, on May 22, 2009, the FDIC announced a final rule imposing a 5 basis point special emergency assessment on June 30, 2009, payable September 30, 2009.  The amount of the assessment will be $0.05 for each $100 of assets, less Tier 1 capital, as of June 30, 2009, but the amount of the assessment is capped at 10 basis points of domestic deposits.  The final rule also allows the FDIC to impose additional special emergency assessments on or after September 30, 2009, of up to 5 basis points per quarter, if necessary to maintain public confidence in FDIC insurance.  The FDIC has indicated that a second assessment is probable.  These higher FDIC assessment rates and special assessments will have an adverse impact on the Bank’s results of operations and financial condition.

Changes in accounting policies and practices, as may be adopted by the regulatory agencies, the Financial Accounting Standards Board, or other authoritative bodies, could materially impact the Bank’s financial statements.

The Bank’s accounting policies and methods are fundamental to how it records and reports its financial condition and results of operations.  From time to time, the regulatory agencies, the Financial Accounting Standards Board, and other authoritative bodies change the financial accounting and reporting standards that govern the preparation of the Bank’s financial statements.  These changes can be difficult to predict and can materially impact how the Bank records and reports its financial condition and results of operations.

The Bank must respond to rapid technological changes, and these changes may be more difficult or expensive than anticipated.

The Bank will have to respond to future technological changes. Specifically, if the Bank’s competitors introduce new products and services embodying new technologies, or if new industry standards and practices emerge, then the Bank’s existing product and service offerings, technology and systems may be impaired or become obsolete.  Further, if the Bank fails to adopt or develop new technologies or to adapt its products and services to emerging industry standards, then the Bank may lose current and future customers, which could have a material adverse effect on its business, financial condition and results of operations.  The financial services industry is changing rapidly and in order to remain competitive, the Bank must continue to enhance and improve the functionality and features of its products, services and technologies.  These changes may be more difficult or expensive than the Bank anticipates.

Risks Related to Investing in the Common Stock

There is no public market for the Common Stock.

There is no public market for the Bank’s Common Stock and, as none should be expected to develop in the foreseeable future, a Purchaser may be unable to liquidate his, her, or its investment and should be prepared to bear the economic risk of an investment for an indefinite period.  The Bank cannot predict the extent to which an active public market for the Common Stock will develop or be sustained after this Proposed Acquisition.  In recent years, the stock market has experienced a high level of price and volume volatility, and market prices for the stock of many companies have experienced wide price fluctuations that have not necessarily been related to operating performance.

The Bank cannot predict the effect of future sales of the Common Stock in the market, the availability of the Common Stock for sale in the market, or the market price of the Common Stock.  Therefore, the Bank cannot assure the Purchaser that sales of substantial amounts of the Common Stock in the market, or the potential for large amounts of market sales, would not cause the price of the Common Stock to decline or impair the Bank’s ability to raise capital.  Following the Proposed Acquisition, the Bank expects to have approximately 25,767,437 shares of Common Stock outstanding.

The Purchaser’s funds that are being held in escrow in the amount of such Purchaser’s Purchase Price will not be available to the Purchaser for a period of time, and the Purchaser may not revoke his, her or its subscription.

All subscription funds will be held in an escrow account maintained by the Escrow Agent until the earlier of the Closing, the rejection of the subscription or the termination of this offering pursuant to Section 8 of the Agreement.  During such time, the Purchaser may not revoke his, her or its subscription.  The Purchaser will not earn interest on its investment or have use of its funds during such period, even if the Bank ultimately does not accept such Purchaser’s subscription or if the offering is terminated.

If the Bank’s stock price fluctuates after this offering, the Purchaser could lose a significant part of its investment.

The market price of the Bank’s stock may be influenced by many factors, some of which are beyond the Bank’s control, including those described above in this Exhibit A and the following:

•                   general economic and stock market conditions;

•                   risks related to the Bank’s business and the Bank’s industry, including those discussed above;

•                   changes in conditions or trends in the Bank’s industry, markets or customers;

•                   strategic actions by the Bank or the Bank’s competitors;

•                   announcements by the Bank or the Bank’s competitors of significant contracts, acquisitions, joint marketing relationships, joint ventures or capital commitments;

•                   variations in the Bank’s quarterly operating results and those of the Bank’s competitors;

•                   future sales of the Common Stock or other securities;

•                   investor perceptions of the investment opportunity associated with the Common Stock relative to other investment alternatives; and

•                   continuing threats of terrorist acts.

As a result of these factors, investors in the Common Stock may not be able to resell their shares at or above the offering price or may not be able to resell them at all.  These broad market and industry factors may materially reduce the market price of the Common Stock, regardless of the Bank’s operating performance.  In addition, price volatility may be greater if the public float and trading volume of the Common Stock is low.

The market price of the Common Stock may decline after the stock offering.

The Bank is currently offering for sale 25,000,000 shares of the Common Stock.  The possibility that substantial amounts of shares of the Common Stock may be sold in the public market may cause market prices for the Common Stock to decrease.  Additionally, because stock prices generally fluctuate over time, there is no assurance that Purchasers of the Common Shares will be able to sell shares after the offering at a price equal to or greater than the actual purchase price.  Purchasers should consider these possibilities in determining whether to purchase the Common Shares and the timing of any sale of shares of the Common Stock.

The Common Stock is illiquid, and the transfer of the Common Shares purchased in this offering may be restricted.

The Bank is offering the Common Shares pursuant to exemptions from registration under applicable federal and state securities laws, and any transfer of the Common Shares purchased in this offering may be restricted unless exemptions from such registration provisions are applicable to the transfer or unless the transfer of the Common Stock is registered pursuant to applicable federal and state securities laws.  Therefore, holders of the Common Shares may be required to bear the economic risk of this investment for an indefinite period of time.

The Bank’s new management team will have broad discretion over the use of the proceeds of this offering.

All of the estimated net proceeds from this offering will be allocated to acquire the assets and liabilities of the Target Banks and for general corporate purposes, including the put right to the shareholders that held shares prior to the Closing.  Although this is the intended use of the proceeds, the Bank’s new management team will have broad discretion as to the application of such proceeds.

The offering price for the Common Shares has been established arbitrarily and may not reflect current or future value of the Common Shares.

The offering price for the Common Shares offered hereby was arbitrarily determined and is unrelated to any specific investment criteria and may not reflect current or future value of the Common Shares.  There can be no assurance that the Bank’s future valuation will be equal to or higher than the valuation reflected in the Common Shares in this offering, and indeed such future valuation could be lower.

The Bank does not anticipate declaring dividends in the foreseeable future.

Holders of the Common Stock are not entitled to receive dividends unless declared by its Board of Directors.  Since the Bank’s inception, it has not paid any dividends on the Common Stock and does not intend to pay dividends in the foreseeable future.  Even if the Bank decides to pay dividends, its ability to do so will be limited by regulatory restrictions, its financial condition, results of operation, capital requirements, level of indebtedness, and such other factors as the Bank’s Board of Directors deems relevant.  The ability of the Bank to pay dividends is limited by its obligations to maintain sufficient capital and by other restrictions on its dividends that are applicable to banks.  If the Bank does not satisfy these regulatory requirements, it will be unable to pay dividends on the Common Stock.

An entity holding as little as a 5% interest in the Bank’s outstanding Common Stock could, under certain circumstances, be subject to regulation as a “bank holding company.”

Any entity, including a “group” composed of natural persons, owning or controlling with the power to vote 25% or more of the Bank’s outstanding Common Stock, or 5% or more if the holder otherwise exercises a “controlling influence” over the Bank, may be subject to regulation as a “bank holding company” in accordance with the Bank Holding Company Act of 1956, as amended (the “BHC Act”).  In addition, (i) any bank holding company or foreign bank with a U.S. presence may be required to obtain the approval of the Federal Reserve under the BHC Act to acquire or retain 5% or more of the Bank’s outstanding Common Stock and (ii) any person not otherwise defined as a company by the BHC Act and its implementing regulations may be required to obtain the approval of the Federal Reserve under the Change in Bank Control Act to acquire or retain 10% or more of the Bank’s outstanding Common Stock.  Becoming a bank holding company imposes statutory and regulatory restrictions and obligations, such as providing managerial and financial strength for any bank subsidiaries.  Regulation as a bank holding company could require the holder to divest all or a portion of the holder’s investment in the Common Stock or those nonbanking investments that may be deemed impermissible or incompatible with bank holding company status, such as a material investment in a company unrelated to banking.

Anti-takeover provisions in the Bank’s charter documents could discourage, delay or prevent a change of control of the Bank and diminish the value of the Common Stock.

Some of the provisions of the Bank’s articles of incorporation and bylaws could make it difficult for the Bank’s shareholders to change the composition of the Bank’s Board of Directors,

preventing them from changing the composition of management.  In addition, the same provisions may discourage, delay or prevent a merger or acquisition that the Bank’s shareholders may consider favorable.

These provisions include:

•                   authorizing the Bank’s Board of Directors to issue preferred shares without shareholder approval;

•                   no preemptive rights; and

•                   pursuant to the Georgia Business Corporation Code § 14-2-728, no cumulative voting.

These anti-takeover provisions could impede the ability of the Bank’s common shareholders to benefit from a change of control and, as a result, could have a material adverse effect the market price of the Common Stock and the Purchasers’ ability to realize any potential change-in-control premium.

The Bank’s securities are not FDIC insured.

The Bank’s securities, including the Common Stock, are not savings or deposit accounts or other obligations of the Bank, and are not insured by the Deposit Insurance Fund, the FDIC or any other governmental agency and are subject to investment risk, including the possible loss of principal.

The price of the Common Shares is not a guarantor of future value.

The price of the Common Shares may not indicate the market price for the Common Stock after the Proposed Acquisition is completed or at any future time.  The price of the Common Shares was determined by considering a variety of factors, including, among other things, the prices at which the Common Stock has most recently been sold, the history of, and prospects for, the banking industry in the Bank’s market area, the price to earnings and price to book value multiples represented by the price, the prices of Common Stock of comparable companies, and the Bank’s historical and prospective cash flow and earnings and those of comparable companies in recent periods.

The Bank’s future capital needs could result in dilution of the Purchasers’ investment.

The Bank’s Board of Directors may determine from time to time that there is a need to obtain additional capital through the issuance of additional shares of the Common Stock or other securities.  Particularly given the current depressed market for financial stocks, these issuances would likely dilute the ownership interests of the Purchasers and may dilute the per share book value of the Common Stock.  New investors may also have rights, preferences, and privileges senior to the Bank’s current shareholders who may be adversely impacted by the new investors.

EXHIBIT B

FORM OF OPINION OF COUNSEL FOR THE BANK

The opinion of Dinur and DeLuca, LLP, counsel for State Bank and Trust Company (the “Bank”), to be delivered pursuant to Section 7(b) of the Stock Purchase Agreement dated July 14, 2009 by and among the Bank and each of the Purchasers named therein (the “Purchase Agreement”) shall be to the effect that:

(A)          The Bank (a) has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of Georgia and (b) has the corporate power to own its property, to conduct the business in which it is engaged and which it is proposed to be engaged immediately after the consummation of the Proposed Acquisition, to execute and deliver each of the Transaction Documents (as defined in the Purchase Agreement) and the P&A Agreement to which it is a party and to perform its obligations thereunder.

(B)           The Bank is duly qualified to transact business and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its businesses makes such qualification necessary, except for such jurisdictions where the failure to so qualify, individually or in the aggregate, would not have a Bank Material Adverse Effect (as defined in the Purchase Agreement).

(C)           The Bank has duly authorized, executed and delivered each of the Transaction Documents and the P&A Agreement, and each Transaction Document and the P&A Agreement constitutes the legal, valid and binding obligation of the Bank and is enforceable against the Bank in accordance with its terms, except as the enforcement hereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or other similar laws relating to or affecting the enforcement of creditors’ rights or (ii) general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(D)          The Common Shares (as defined in the Purchase Agreement) have been duly authorized and, when issued and delivered in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable.  Except as provided for in the Agreement, the issuance of the Common Shares will not be subject to any preemptive or similar rights.

(E)           To such counsel’s knowledge, the Bank is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), any license, indenture, mortgage, deed of trust, bank loan or any other agreement or instrument to which the Bank is a party or by which its respective properties may be bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Bank, which breach or default would have a Bank Material Adverse Effect.

(F)           The execution, delivery and performance of the Transaction Documents and the P&A Agreement by the Bank and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Common Shares) do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or

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result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Bank pursuant to, any indenture, mortgage, deed of trust, loan agreement or any other agreement, instrument, franchise, license or permit known to such counsel to which the Bank is a party or by which any of the Bank or its respective properties or assets may be bound, except for such violations as would not, individually or in the aggregate, have a Bank Material Adverse Effect, (ii) violate the Articles of Incorporation or Bylaws of the Bank or (iii) violate any provision of any federal or state law, statute, rule or regulation which applies to the Bank.

(G)           Based upon the representations, warranties and agreements of the Purchasers in Section 2 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Common Shares to the Purchasers under the Purchase Agreement to register the Common Shares under the Securities Act of 1933, as amended, it being understood that no opinion is expressed as to any subsequent resale of any Common Shares.

(H)          To our knowledge, after having made inquiry of officers of the Bank but without having made any other investigation, the Bank is not a party to any action, suit or proceeding.

(I)            The Bank has received approval from the Bank’s primary regulators regarding the appointment of the proposed management team after the completion of the Proposed Acquisition.(1)

(1)   This opinion will be based upon a certificate from the management team that includes a copy of confirmation in writing from the FDIC and Georgia Department of Banking and Finance with regard to the Interagency Notice of Change in Control that the management team filed with such regulators.

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EXHIBIT C

STATE BANK AND TRUST COMPANY

SECRETARY’S CERTIFICATE

July     , 2009

I, Marvin Ragan, Corporate Secretary of State Bank and Trust Company, a Georgia banking corporation (the “Bank”), hereby certify that:

(a)           The Bank’s records indicate that the total number of shares of the common stock of the Bank issued and outstanding immediately prior to the closing of the transactions contemplated by that certain Stock Purchase Agreement, dated as of July 14, 2009, by and among the Bank and the Purchasers set forth therein (the “Agreement”), was 767,437 shares of common stock, and, as of the date hereof, after giving effect to the issuance of 28,455,000 shares pursuant to the terms of the Agreement and the issuance of 800,000 shares pursuant to certain other agreements, the total number of shares of common stock of the Bank outstanding will be 30,022,437 shares;

(b)           Attached hereto as Annex A is a true and complete copy of the Articles of Incorporation of the Bank, as in full force and effect as of the date hereof;

(c)           Attached hereto as Annex B is a true and complete copy of the Bylaws of the Bank, as in full force and effect as of the date hereof;

(d)           Attached hereto as Annex C is a true, complete and correct copy of all resolutions of the Board of Directors and of each committee, if any, thereof, of the Bank adopted by unanimous written consent or at a meeting called at which a quorum was present and acting throughout, relating either directly or indirectly to the Transaction Documents and the P&A Agreement (each as such term is defined in the Agreement) and all transactions in connection therewith, all of which resolutions have not been amended, modified or rescinded and are in full force and effect on the date hereof and which resolutions are the only resolutions adopted by the Board of Directors or any committee, if any, thereof relating either directly or indirectly to the Transaction Documents, the P&A Agreement and the transactions contemplated in connection therewith.

Capitalized terms that are not defined herein have the meanings ascribed to them in the Agreement.

Signature appears on the following page.

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IN WITNESS WHEREOF, I have hereunto signed my name as of the date first written above.

STATE BANK AND TRUST COMPANY

By:
Marvin Ragan
Corporate Secretary

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EXHIBIT D

STATE BANK AND TRUST COMPANY

OFFICER’S CERTIFICATE

July     , 2009

The undersigned, Marvin Ragan, Senior Vice President of State Bank and Trust Company (the “Bank”), does hereby certify that I am the duly appointed, qualified and acting Senior Vice President of the Bank.  For purposes of this Certificate, the terms used and not defined herein shall have the respective meanings specified in that certain Stock Purchase Agreement, dated as of July 14, 2009 (the “Agreement”), by and among the Bank and the Purchasers set forth therein.

Pursuant to Section 7(e) of the Agreement, the undersigned certifies as of the date of this Certificate that (i) the representations and warranties of the Bank contained in Section 3 of the Agreement were true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Bank Material Adverse Effect, which were true and correct in all respects) as of the date of the Agreement and as of the Closing Date as though made at that time (except that representations and warranties that speak as of a specific date shall be true and correct as of such specified date), and (ii) the Bank has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents and the P&A Agreement (and by the FDIC and Georgia Department of Banking and Finance, if any) to be performed, satisfied or complied with by the Bank at or prior to the Closing Date.

Capitalized terms that are not defined herein have the meanings ascribed to them in the Agreement.

Signature appears on the following page.

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IN WITNESS WHEREOF, I have hereunto signed my name as of the date first written above.

STATE BANK AND TRUST COMPANY

By:
Marvin Ragan
Senior Vice President

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